Exhibit 8.1
Subsidiaries of Prenetics Global Limited
The following list sets forth the subsidiaries of Prenetics Global Limited:

Subsidiaries	Jurisdiction of Incorporation
Prenetics Holding Company Limited (formerly known as “Prenetics Group Limited”)	Cayman Islands
Prenetics International Limited	British Virgin Islands
Prenetics Asia Limited	British Virgin Islands
Prenetics Limited	Hong Kong
Prenetics Limited Taiwan Branch	Taiwan
Qianhai Prenetics Technology (Shenzhen) Co., Ltd. 前海皮樂迪科技(深圳) 有限公司	PRC
Zhuhai Prenetics Technology Co., Ltd. 珠海皮樂迪科技有限公司	PRC
Prenetics Pte. Ltd.	Singapore
Prenetics EMEA Limited (formerly known as “DNAFit Life Sciences Limited”)	England & Wales
Oxsed Limited	England & Wales
Prenetics Innovation Labs Private Limited	India
Prenetics (Malaysia) Sdn Bhd	Malaysia
IM8 Global Limited (formerly known as “AAC Merger Limited”)	Cayman Islands
Europa Global Holdings Inc.	State of Delaware, USA
Europa Partners Holdings, LLC	State of Delaware, USA
Europa Sports Investments, LLC	State of Delaware, USA
Europa Sports Partners, LLC	State of Delaware, USA
Hubmatrix Partners, LLC	State of Delaware, USA

IM8 Group Holding Company	Cayman Islands
IM8 (US) LLC	State of Delaware, USA
IM8 Limited	Hong Kong
IM8 Technology Limited	Hong Kong
ACT Genomics Holdings Company Limited	Cayman Islands
ACT Genomics Co., Limited	Taiwan
ACT Medical Instrument Co., Limited	Taiwan
ACT Genomics (Hong Kong) Limited	Hong Kong
ACT Genomics HK Lab Limited	Hong Kong
ACT Genomics IP Limited	Hong Kong
ACT Genomics (Singapore) Pte. Limited	Singapore
ACT Genomics (Japan) Co., Limited	Japan
Sanomics Holdings Limited	British Virgin Islands
Sanomics Limited	Hong Kong
ACT Genomics (Thailand) Limited (formerly known as “Sanomics (Thailand) Limited”)	Thailand
MC Diagnostic Limited	England & Wales
AM Robotics 2018 Limited	England & Wales